                                                                   EXHIBIT 10.9



                               SUBLEASE AGREEMENT


                                    BETWEEN


                                 AUTODESK, INC.


                                      AND


                               OBJECTSWITCH, INC.




                                October 14, 1999

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (hereinafter referred to as "Sublease"), entered into as of October 14, 1999, is made by and between Autodesk, Inc., a Delaware corporation (herein called "Sublandlord"), and ObjectSwitch, Inc., a California corporation (herein called "Subtenant"), with reference to the following facts:

     A. Pursuant to that certain Lease dated June 30, 1998 (the "Master Lease"), Joe and Haidy Shekou ("Landlord"), as Landlord, leased to Sublandlord, as tenant, certain space (the "Master Lease Premises") in the Building located at 1 McInnis Parkway, San Rafael, California (the "Building"). Capitalized terms that are not defined in this Sublease shall have the meanings set forth in the Master Lease.

     B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, the Master Lease Premises consisting of a portion of the first floor and the entire second floor of the Building, as more particularly described in Exhibit A attached hereto and made a part hereof (hereinafter called the "Subleased Premises").

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

     1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises. Subtenant shall have the parking rights provided to Sublandlord under the Master Lease.

     2.   Term.

          2.1 The term of this Sublease ("Term") shall commence on November 10, 1999 (the "Commencement Date") and end on October 9, 2006 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof.

     3.   Right to Terminate.

          3.1 Landlord and Tenant shall each have the right and option to terminate this Sublease ("Termination Option") upon not less than 12 months' prior written notice. Landlord or Tenant shall give such notices, if at all,
(i) on or before November 1, 2001 for a termination date of November 1, 2002,
(ii) on or before November 1, 2002 for a termination date of November 1, 2003, and (iii) on or before November 1, 2003 for a termination date of November 1, 2004.

          3.2 Notwithstanding the foregoing, Tenant may not exercise this Termination Option and such option if exercised shall be effective if, at the time of such exercise or at the time of the purported termination date an uncured Event of Default has occurred with respect to Tenant.

          3.3  Time is of the essence with respect to this Termination Option.



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

4.   Rent.

     4.1 Rent Payments. Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises during the Term the following amounts:

     MONTHS                 PER ANNUM        PER MONTH
     -------------------------------------------------
     Months 1-12            $650,496.00      $54,208.00
     Months 13-24           $676,515.84      $56,376.32
     Months 25-36           $703,576.47      $58,631.37
     Months 37-48           $731,719.53      $60,976.63
     Months 49-60           $760,988.31      $63,415.69
     Months 61-72           $791,427.85      $65,952.32
     Remainder of Term      $823,084.96      $68,590.41

     Notwithstanding the fact that the Commencement Date is November 10, 1999, all rent increases shall be effective as of the first day of November of each applicable year rather than as of the tenth day of November of each applicable year.

          (a) Upon execution of this Sublease, Subtenant shall pay the Base Rent for the first month of the term in the amount of $37,945.60.

          (b) If the Term does not begin or end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined as Base Rent and additional monies owed by Subtenant to Sublandlord hereunder) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.

     4.2 Taxes and Operating Expenses. Except for the costs of utilities furnished to the Premises, including water, electricity, gas and heating, ventilation and air conditioning, which shall be paid for by Subtenant, the Rent is inclusive of operating expenses and real estate taxes.

     4.3  Furniture and Equipment.

          (a) During the Term of this Sublease, Subtenant shall lease the personal property and equipment described in Exhibit B attached hereto ("Personal Property") from Sublandlord.

          (b) In addition to the Base Rent, Subtenant shall pay Sublandlord as rent for the Personal Property, the amount of $73,200.00 per annum, payable in equal monthly installments of $6,100.00 (the "Personal Property Rent").



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
                  (c) The Personal Property Rent shall be paid at the time and in the same manner as the Base Rent and a failure by Subtenant to pay any installment of the Personal Property Rent shall constitute an Event of Default hereunder.

                  (d) Upon the Expiration Date or the earlier termination of this Sublease, Subtenant shall restore the Personal Property to the same condition it was in at the commencement of this Sublease, normal wear and tear excepted. Sublandlord shall have the right to inspect all such Personal Property prior to the Expiration Date to confirm its condition and Subtenant shall be responsible for any damages incurred by Sublandlord by reason of damage, loss, theft or destruction of the Personal Property.

            4.4  Card Key

                  (a) Subtenant shall provide Sublandlord with written notice of its election either (i) to terminate the existing card key security system ("Card Key System") and, at its sole cost and expense, enter into an agreement with MTI or with another vendor approved by Sublandlord in writing to adapt the system to its use or (ii) to engage Sublandlord to administer the Card Key System in the Subleased Premises at the rate of $15.00 per card key per year ("Card Key Payment").

                  (b) Subtenant will pay the Card Key Payment to Sublandlord in monthly installments together with the installment of Base Rent.

                  (c) Upon the Expiration Date or earlier termination of this Sublease, Subtenant will return the Card Key System to Sublandlord in the condition existing on the Commencement Date of this Sublease, subject to normal wear and tear.

      5.    Use and Occupancy.

            5.1 Use. The Subleased Premises shall be used for general office use, and for no other purpose.

            5.2   Compliance with Master Lease.

                  (a) Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which will result in a violation of or a default under any of the terms and conditions of the Master Lease, including, without limitation, surrendering possession of the Subleased Premises to Sublandlord no later than the expiration or termination date of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease (to the extent that Subtenant is obligated hereby to perform such matters) or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the

Landlord arising out of a request by Subtenant for additional Building services from Landlord (e.g., charges associated with after-hour HVAC usage and overstandard electrical charges).

               (b) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

               (c) In the event that Subtenant holds over after the Expiration Date, Sublandlord shall have the same rights and remedies against Subtenant as Landlord has against Sublandlord under the Master Lease and, in addition to any damages, costs and expenses incurred by Sublandlord as a result of such holding over, Subtenant shall be liable to Sublandlord for all damages and payments that Sublandlord is liable for under the Master Lease.

          5.3 Subtenant shall have the same rights of signage as provided to Sublandlord under the Master Lease and subject to the same terms and conditions. Subtenant shall remove its signs and restore the Building and Premises at its sole cost and expense upon the Expiration Date or earlier termination of this Sublease. Sublandlord shall remove its sign from the Building in a commercially reasonable time period.

     6.   Master Lease and Sublease Terms.

          6.1 Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease, a copy of which is attached to this Sublease as Exhibit C.

          6.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          6.3 The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by three days, so that in each instance Subtenant shall have three days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by doubling the same in each instance, so that in each instance Sublandlord shall have twice as much time to observe or perform hereunder than Landlord has under the Master Lease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease Premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

     6.4 Sublessee shall be able to assign and/or sub sublet the Sublease Premises as and to the extent permitted in accordance with the terms of the Master Lease. In no event shall any such assignment and/or sub sublease be effective unless consented to by landlord and Sublandlord except as otherwise provided in the Master Lease. Except with respect to an assignment or subletting permitted automatically pursuant to Section 6.2 of the Master Lease, Sublandlord shall have the right to recapture the Premises (or the portion of the Premises being sublet) in lieu of consenting to an assignment or subletting.

     6.5 For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

          (a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof or purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord (subject to the duties assumed hereunder on the part of Sublandlord to obtain or participate in obtaining consent from Landlord).

          (b) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

          (c) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.


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
               (d) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

          6.6 During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertains to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by or in contravention of this Sublease, in which event the terms of this Sublease document shall control over the Master Lease. Notwithstanding the foregoing, Subtenant's financial responsibilities hereunder shall be determined wholly by the terms and conditions of this Sublease, and Subtenant shall not under any circumstances become liable or responsible for meeting Sublandlord's financial or other obligations under the Master Lease.

     7. Termination of Master Lease. If for any reason the term of the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period and (ii) such termination shall have been effected because of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord.

     8.   Indemnity.

          8.1 Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the landlord under the Master Lease) by reason of (i) any accidents, damages or injuries to persons or property occurring in the Subleased Premises (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of the landlord under the Master Lease), (ii) any breach or default hereunder on Subtenant's part (provided, that any applicable notice has been given, and any applicable cure period has expired without cure by Subtenant), (iii) any work done after the date hereof in or to the Subleased Premises except if done by Sublandlord or the landlord under the Master Lease, or (iv) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, Clients, invitees, or any person claiming through or under Subtenant.

          8.2 Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, Clients, licensees or any other person which takes place in the Sublease Premises, unless such injury or damage is caused by or results from Sublandlord's negligence, willful wrongdoing, or breach of the provisions of this Sublease. Any property of Subtenant kept or stored in the Sublease Premises shall be kept or stored at the sole risk of Subtenant.

     9.   Consents.

          9.1 Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall not be effective unless, on or before the time provided in the Master Lease for Landlord to approve a subletting, this Sublease is signed by both Sublandlord and Subtenant, Landlord signs and delivers to Sublandlord and Subtenant a consent to this Sublease thereby giving Landlord's consent to this subletting.

          9.2 In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

     10. Attorney's Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     11.  Subtenant's Work:

          11.1 Generally. Except for touch up painting of the Premises and shampooing the carpet throughout the Premises, without, however, any obligation to move any furniture, furnishings or equipment, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS-IS" condition as the Subleased Premises exists on the date hereof.

          11.2 As-Is. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease. Upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord broom clean and in the same condition as the Subleased Premises were at the commencement of the Term hereof, reasonable wear and tear excepted. In the event that Subtenant is allowed to make any improvements or alterations to the Subleased Premises, including without limitation, additional wiring or cabling ("Alterations"), Subtenant will, at its sole cost and expense, remove all Alterations from the Subleased Premises and restore the Subleased Premises to the condition existing as of the Commencement Date, except for any Alterations which Sublandlord and Master Landlord agree may remain thereon. In addition, Subtenant will remove its personal property, furniture and equipment from the Subleased Premises upon the expiration of the term of this Sublease.




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
          11.3 Code-Required Work. If the performance of the Subtenant Improvements within the Subleased Premises "triggers" a requirement for code-related upgrades to or improvements of the Master Lease Premises or any common areas, Sublandlord and Subtenant agree that Subtenant shall be responsible for the additional cost of such code-related upgrade or improvements.

     12.  Security Deposit

          12.1 Upon the execution of this Sublease, Subtenant shall deliver a cash deposit in the amount of $64,791.00 to Sublandlord as a Security Deposit.

          12.2 Within five (5) business days after receipt of Landlord's approval of this Sublease, Subtenant shall deliver to Sublandlord as security for the faithful performance of all of its obligations under this Sublease, a cash deposit or Letter of Credit (as defined below) in the amount of $300,000.00 (the cash deposit and the Letter of Credit are collectively referred to as the "Deposit"). A failure by Subtenant to deliver such letter of credit, containing the exact terms and conditions set forth herein shall constitute an event of default by Subtenant under this Sublease. Provided that an Event of Default has not occurred with respect to Subtenant during the Term,
(i) the Letter of Credit shall be reduced on the first day of the twenty-fifth month of the Term to the amount of $150,000 and (ii) in the event that Subtenant has a public offering of stock on either the New York Stock Exchange, the American Stock Exchange or Nasdaq and as a result of such public offering, Subtenant is able to provide evidence reasonably satisfactory to Sublandlord to demonstrate that it has achieved a market capitalization of $200,000,000.00, the letter of credit shall be returned to Subtenant.

          12.3 Letter of Credit means an unconditional, irrevocable sight draft letter of credit issued by a San Francisco office of a bank reasonably satisfactory to Sublandlord, naming Sublandlord as beneficiary and otherwise in form and substance reasonably satisfactory to Sublandlord. The Letter of Credit shall be for a one-year term and shall provide: (i) that Sublandlord may make partial and multiple draws thereunder in amounts necessary to cure any events of default with respect to Subtenant, (ii) that Sublandlord may draw upon the Letter of Credit up to the full amount and the bank will honor a sight draft of Sublandlord without any documents or certifications other than a written statement by Sublandlord stating that it is entitled to draw upon the Letter of Credit in accordance with the terms of this Sublease, (iii) that in the event of Sublandlord's assignment or other transfer of its interest in this Sublease, the Letter of Credit shall be freely transferable by Sublandlord, without charge and without recourse to the assignee or transferee of such interest and the bank shall confirm the same to Sublandlord and such assignee or transferee, and (iv) the Letter of Credit will be automatically renewed upon the expiration of its term for additional one year periods.

          12.4 Notwithstanding the foregoing, if the bank does not confirm the extension of the Letter of Credit at least 30 days prior to the relevant annual expiration date or if Subtenant does not substitute a replacement Letter of Credit by such date, Sublandlord shall be entitled to draw on the Letter of Credit and to hold such funds as the Deposit. Sublandlord shall not be required to segregate the Letter of Credit from its other assets and no interest shall accrue or be payable to Subtenant with respect thereto.

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
          12.5 If Subtenant fails to pay rent or other charges due under the Sublease, or if an Event of Default (as defined in the Master Lease) otherwise occurs with respect to any provision of the Sublease, Sublandlord may at its sole option apply or retain all or any portion of the Deposit for the payment of any rent or other charges in default or the payment of any other sum to which Sublandlord may become entitled by Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Deposit, then within ten (10) days after demand therefor Subtenant shall deposit cash or a Letter of Credit with Sublandlord in an amount sufficient to restore the amount thereof, and Subtenant's failure to do so shall be a material breach of the Sublease. Sublandlord's application or retention of the Deposit shall not constitute a waiver of Subtenant's default to the extent that the Deposit does not fully compensate Sublandlord for all losses or damages incurred by Sublandlord in connection with such default and shall not prejudice any other rights or remedies available to Sublandlord under the Sublease or by law. Sublandlord shall not be required to keep the Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations under the Sublease, including its obligations with respect to its leasing of the Personal Property, the Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use, to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest under the Sublease) within thirty (30) days after the later of (i) expiration of term of the Sublease or (ii) vacation of the Premises by Subtenant. No trust relationship is created between Sublandlord and Subtenant with respect to the deposit.

     13. Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery addressed (i) if to Sublandlord, at the following addresses:

                    Autodesk, Inc.
                    111 McInnis Parkway
                    San Rafael, California 94903
                    Attention: Corporate Real Estate and Facilities

                    With a copy to:

                    Shartsis, Friese & Ginsburg, LLP
                    One Maritime Plaza, 18th Floor
                    San Francisco, California 94111
                    Attention: Alan J. Robin

and (ii) if the Subtenant, at the following addresses:

                    At the Premises

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the

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
notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier.

     14. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

     15. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience or reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said works or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The work "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

     16. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

     17. Brokers. Subtenant represents that, except for Subtenant's broker, Cushman & Wakefield, and Sublandlord's broker, Colliers International, Subtenant has not dealt with any real estate broker, sales person, or finder in connection with this Sublease, and no such person initiated or participated in the negotiation of this Sublease, or showed the Subleased Premises to Subtenant. Subtenant hereby agrees to indemnify, protect, defend and hold Sublandlord harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Sublandlord agrees to pay any commission to which Colliers International and Cushman & Wakefield are entitled in connection with this Sublease pursuant to a separate written agreement with such brokers.

      IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:                              SUBTENANT:

AUTODESK, INC.,                           OBJECTSWITCH, INC.,
a Delaware corporation                    a California corporation,


By /s/ STEVE CAKEBREAD                    By /s/ GREG STRAUGHN
  -----------------------------             --------------------------------

Print Name Steve Cakebread                Print Name Greg Straughn
          ---------------------                     ------------------------

Title SRVP CFO                            Title Vice President - Finance
     --------------------------                -----------------------------

                                          By
                                            --------------------------------

                                          Print Name
                                                    ------------------------

                                          Title
                                               -----------------------------

                                   EXHIBIT A

                       DESCRIPTION OF 1ST FLOOR PREMISES

                            [INTENTIONALLY OMITTED.]

                                   EXHIBIT A

                       DESCRIPTION OF 2ND FLOOR PREMISES

                            [INTENTIONALLY OMITTED.]

                                   EXHIBIT C

                              COPY OF MASTER LEASE

                            [Intentionally Omitted.]













                                       15